UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGEACT OF 1934

PepperLime Health Acquisition Corporation

(Exact Name Of Registrant As Specified In Its Charter)

Cayman Islands	98-1610383

(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

548 Market Street

Suite 97425

San Francisco, California 94104

(Address, including zip code, of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class to be registered

Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-half of one redeemable warrant

Class A ordinary shares included as part of the units

Redeemable warrants included as part of the units, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50

The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-259861

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1. Description of Registrant’s Securities to be Registered

The description of the units, each consisting of one Class A ordinary share, $0.0001 par value, and one-half of one redeemable warrant, the Class A ordinary shares and the redeemable warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50 (subject to adjustment), of PepperLime Health Acquisition Corporation, a Cayman Islands exempted company (the “Registrant”), as set forth under the caption “Description of Securities” in the prospectus forming a part of the registration statement on Form S-1, as originally filed with the Securities and Exchange Commission (the “Commission”) on September 28, 2021 (Registration No. 333-259861), including exhibits, and as subsequently amended from time to time (the “Registration Statement”), is hereby incorporated by reference. In addition, all of the above-referenced descriptions included in any prospectus relating to the Registration Statement filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.

Item 2. Exhibits

Pursuant to the “Instructions as to Exhibits” section of Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are to be registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: October 14, 2021		PepperLime Health Acquisition Corporation

	By:	/s/ Ramzi Haidamus
Ramzi Haidamus
Chief Executive Officer